SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2010 (June 11, 2010)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.02.	Unregistered Sales of Equity Securities.

On June 11, 2010, the Company entered into a series of debt for equity exchanges with certain holders of the Company’s 9 3/8% debentures, due August 2011 (the “Debentures”), pursuant to separate agreements. Pursuant to these agreements, the Company (i) has issued an aggregate of 4,810,355 shares of its common stock in exchange for $8.112 million in aggregate principal amount of the Debentures and (ii) has agreed to issue 225,713 additional shares of its common stock in exchange for an additional $388,000 in aggregate principal amount of the Debentures. The exchanges are exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. No commission or other remuneration was paid or given directly or indirectly in connection with the exchanges. Following the consummation of the exchange offers described above, the Company will have 293,420,336 shares of common stock outstanding.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2010, Ambac Financial Group, Inc., (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following matters were voted upon at the Annual Meeting, and received the votes set forth below:

Proposal 1. The following directors were elected to serve on the Company’s Board of Directors:

	Number of Votes Cast		Broker Non- Votes
	For	Withheld
Michael A. Callen	36,720,560	2,464,620	131,613,385
Jill M. Considine	37,019,021	2,166,159	131,613,385
Paul DeRosa	37,477,463	1,707,717	131,613,385
Philip Duff	37,069,190	2,115,990	131,613,385
Thomas C. Theobald	36,799,484	2,385,696	131,613,385
Laura S. Unger	37,017,654	2,167,526	131,613,385
Henry D. G. Wallace	37,017,134	2,168,046	131,613,385
David W. Wallis	37,281,005	1,904,175	131,613,385

In addition to the election of directors, three other votes were taken at the Annual Meeting:

Proposal 2. Approval of an Amendment to the Company’s Charter to Effect a Reverse Stock Split. The proposal to amend the Company’s Charter to effect a reverse stock split was approved by a vote of 136,974,037 shares voting for, 32,466,638 shares voting against, 1,357,890 shares abstaining. There were no broker non-votes for this proposal.

Proposal 3. Approval of the Tax Benefit Preservation Plan. The proposal to approve the Tax Benefit Preservation Plan was approved by a vote of 34,469,918 shares voting for, 4,236,981 shares voting against, 478,281 shares abstaining and 131,613,385 broker non-votes.

Proposal 4. Ratification of Appointment of KPMG LLP. The proposal to ratify the selection of KPMG LLP, an independent registered public accounting firm, as independent auditors of the Company and its subsidiaries for 2010 was adopted, with 165,009,952 votes in favor, 4,201,977 votes against and 1,586,636 votes abstaining. There were no broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: June 17, 2010
	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel